Exhibit 2.7

                     INDEMNIFICATION AND GUARANTY AGREEMENT


     INDEMNIFICATION AND GUARANTY AGREEMENT, dated as of December 13, 2002, by and among PITTSTON COAL COMPANY, a Delaware corporation ("PCC"), THE PITTSTON COMPANY, a Virginia corporation ("Pittston"), ALPHA NATURAL RESOURCES, LLC, a Delaware limited liability company ("Buyer's Ultimate Parent") and PARAMONT COAL COMPANY VIRGINIA, LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS

     WHEREAS, Buyer and PCC have entered into an asset purchase agreement dated October 29, 2002 (such agreement, together with the Exhibits and Schedules attached thereto, as the same may be amended from time to time in accordance with the terms thereof, being hereinafter referred to as the "Acquisition Agreement"), pursuant to which Buyer will purchase or acquire from PCC and certain of its Affiliates certain assets, and assume certain liabilities, all upon the terms and subject to the conditions set forth in the Acquisition Agreement;
     WHEREAS, PCC and Buyer desire to provide for the terms upon which they will indemnify each other with respect to certain matters relating to the transactions contemplated by the Acquisition Agreement;
     WHEREAS, Pittston owns, indirectly, all of the outstanding capital stock of PCC and, as an inducement to Buyer to enter into the Acquisition Agreement, has agreed to guarantee the obligations of PCC and certain of PCC's Affiliates under this Agreement and the Acquisition Agreement; and
     WHEREAS, Buyer's Ultimate Parent owns, indirectly, all of the outstanding membership interests of Buyer and, as an inducement to PCC to enter into the Acquisition Agreement, has agreed to guarantee the obligations of Buyer under this Agreement and the Acquisition Agreement;


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     NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified below. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in the Acquisition Agreement.

     1.1. Acquisition Agreement.

     "Acquisition Agreement" shall have the meaning set forth in the Recitals to this Agreement.

     1.2. Adverse Consequences.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     1.3. Basket.

     "Basket" shall have the meaning set forth in Section 2.1(b)(i) hereof.


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     1.4. Buyer.

     "Buyer" shall have the meaning set forth in the preamble to this Agreement.

     1.5. Buyer Indemnified Persons.

     "Buyer Indemnified Persons" shall mean Buyer, its Affiliates (including, after Closing, one or more Buyer Affiliates formed to hold the Virginia coal operations of PCC acquired pursuant to the Acquisition Agreement), and their respective members, directors, officers, employees, consultants, agents, attorneys and representatives.

     1.6. Buyer's Ultimate Parent.

     "Buyer's Ultimate Parent" shall have the meaning set forth in the preamble to this Agreement.

     1.7. Buyer's Ultimate Parent Guaranty.

     "Buyer's Ultimate Parent Guaranty" shall have the meaning set forth in
Section 3.2 hereof.

     1.8. Claim Notice.

     "Claim Notice" shall have the meaning set forth in Section 2.3(b) hereof.

     1.9. Dispute.

     "Dispute" shall have the meaning set forth in Article VII hereof.

     1.10. Indemnified Party.

     "Indemnified Party" shall have the meaning set forth in Section 2.3(b) hereof.

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     1.11. Indemnifying Party.

     "Indemnifying Party" shall have the meaning set forth in Section 2.3(b) hereof.

     1.12. Other Acquisition Agreements.

     "Other Acquisition Agreements" shall mean the agreements set forth on Schedule A attached hereto.

     1.13. Other Indemnification Agreements.

     "Other Indemnification Agreements" shall mean the agreements set forth on Schedule B attached hereto.

     1.14. PCC.

     "PCC" shall have the meaning set forth in the preamble to this Agreement.

     1.15. Pittston.

     "Pittston" shall have the meaning set forth in the preamble to this Agreement.

     1.16. Pittston Guaranty.

     "Pittston Guaranty" shall have the meaning set forth in Section 3.1 hereof.

     1.17. Pittston Indemnified Persons.

     "Pittston Indemnified Persons" shall mean Pittston, PCC, the Asset Sale Companies and their respective directors, officers, employees, agents, stockholders and their respective Affiliates, and their respective directors, officers, employees, consultants, agents, attorneys and representatives.

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                                   ARTICLE II
                                 INDEMNIFICATION

     2.1. Indemnification by PCC.

          (a) PCC agrees to indemnify and hold harmless Buyer Indemnified Persons from and against, and reimburse them for, any and all Adverse Consequences that any Buyer Indemnified Persons may suffer or incur or become subject to as a result of:

               (i) the inaccuracy or breach of any representation or warranty made by PCC to Buyer in the Acquisition Agreement either:
                    (A) as of the date on which such representation or warranty was made or (B) as of the Closing Date (provided that the consummation of the transactions contemplated by the Acquisition Agreement in accordance with the terms shall not be deemed without more to have cause a breach of any representation or warranty);

               (ii) any failure by PCC to carry out, perform, satisfy or
                    discharge any of its covenants, agreements, undertakings, liabilities or obligations in or under the Acquisition Agreement (other than Article VII and Article VIII thereof);

               (iii) any failure by PCC to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations in or under Article VII and/or
                    Article VIII of the Acquisition Agreement; and

               (iv) any failure by PCC or the Asset Sale Companies to satisfy the Retained Liabilities.

          (b) Notwithstanding the provisions of Section 2.1(a), PCC shall not be required to indemnify any of Buyer Indemnified Persons with respect to the matters described in Sections 2.1(a)(i) and 2.1(a)(ii):


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               (i)  unless and until the sum of (A) the Adverse Consequences for which indemnification pursuant to (1) Sections 2.1(a)(i) and 2.1(a)(ii) or (2) in Sections 2.1(a)(i) and 2.1(a)(ii) of the Other Indemnification Agreements is sought plus (B) any amounts paid by Buyer to obtain any of the consents listed on Schedule 6.1(e)(i) of the Acquisition Agreement or in
                    Schedule 6.1(e)(i) of the Other Acquisition Agreements shall exceed $100,000 (the "Basket"), in which case the entire amount of such Adverse Consequences is recoverable;

               (ii) unless the right to indemnity is asserted pursuant to
                    Section 2.3, (i) on or before thirty (30) days after the Closing Date for any breach of PCC's representations specified in Section 3.5(c) or Section 3.5(d) of the Acquisition Agreement, (ii) on or before the fifth anniversary of the Closing Date for any breach of PCC's representations specified in Section 3.7 of the Acquisition Agreement and (iii) on or before the second anniversary of the Closing Date for any other matter described in Sections 2.1(a)(i) or 2.1(a)(ii); and

               (iii) for any matter, to the extent that the aggregate amount of the Adverse Consequences for which Buyer Indemnified Persons have been indemnified pursuant to Sections 2.1(a)(i) and 2.1(a)(ii) or in Sections 2.1(a)(i) and 2.1(a)(ii) of the Other Indemnification Agreements exceeds $15,000,000 (the "Cap").

          (c) Notwithstanding the foregoing, PCC agrees that any claim by a Buyer Indemnified Person for indemnification (i) arising out of, relating to, in the nature of or caused by any breach of PCC's representations specified in Sections 3.1, 3.2, 3.3, 3.5(a) and
               3.13 of the Acquisition Agreement or (ii) pursuant to Sections 2.1(a)(iii) and 2.1(a)(iv), shall not be subject to the provisions of paragraph (b) of this Section 2.1.


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          (d)  PCC agrees that its indemnification obligation under this
               Agreement includes the obligation to indemnify Buyer Indemnified Persons for Adverse Consequences suffered through and after the date of the claim for indemnification (including any Adverse Consequences Buyer Indemnified Persons may suffer after the end of any applicable survival period, as long as a claim for indemnification is made before the end of the applicable survival period and the Adverse Consequences suffered relate to such claim).

     2.2. Indemnification by Buyer.

          (a) Buyer agrees to indemnify and hold harmless Pittston Indemnified Persons from and against and reimburse them for, any and all Adverse Consequences that any Pittston Indemnified Persons may suffer or incur or become subject to as a result of:

               (i) the inaccuracy or breach of any representation or warranty made by Buyer in the Acquisition Agreement either: (A) as of the date on which such representation or warranty was made or (B) as of the Closing Date (provided that the consummation of the transactions contemplated by the Acquisition Agreement in accordance with its terms shall not be deemed without more to have caused a breach of any representation or warranty);

               (ii) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations in or under the Acquisition Agreement (other than Article VII and Article VIII thereof and with respect to the Permits);


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               (iii) any liability that any Pittston Indemnified Persons may suffer or incur or become subject to because of: (A) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations in the Acquisition Agreement relating to the Permits, or (B) the use by Buyer or its post-Closing Affiliates of any Permit held by PCC or any of its pre-Closing Affiliates;

               (iv) the ownership of the Purchased Assets on or after the
                    Closing Date;

               (v) any failure by Buyer to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations in or under Article VII and/or
                    Article VIII of the Acquisition Agreement, excluding the Retained Liabilities;

               (vi) any liability that any Pittston Indemnified Person may suffer or incur or become subject to because of any actions it takes pursuant to Sections 5.10(d), 5.10(e) or 5.10(f) of the Acquisition Agreement; provided, however, that this
                    Section 2.2(a)(vi) shall not apply to any liability resulting from or arising out of any Pittston Indemnified Person's conduct in bad faith or willful misconduct;

               (vii) any liability that any Pittston Indemnified Person may suffer or incur or become subject to because of any actions it takes pursuant to the Administrative Services Agreement; provided, however, that this Section 2.2(a)(vii) shall not apply to any liability resulting from or arising out of any Pittston Indemnified Person's conduct in bad faith or willful misconduct;


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               (viii) any liability that any Pittston Indemnified Person may suffer or incur or become subject to because of any actions it takes pursuant to the Subleases; provided, however, that this Section 2.2(a)

               (viii) shall not apply to any liability resulting from or arising out of any Pittston Indemnified Person's default under the terms of the Subleases, conduct in bad faith or willful misconduct; and

               (ix) any failure by Buyer to satisfy the Assumed Liabilities.

          (b) The foregoing notwithstanding, Buyer shall not be required to indemnify any Pittston Indemnified Persons with respect to the matters described in Sections 2.2(a)(i) and 2.2(a)(ii):

               (i) unless and until the sum of (A) Adverse Consequences for which indemnification pursuant to (1) Sections 2.2(a)(i) and 2.2(a)(ii) or (2) in Sections 2.2(a)(i) and 2.2(a)(ii) of the Other Indemnification Agreements is sought plus (B) any amounts paid by PCC to obtain any of the consents listed on
                    Schedule 6.1(e)(ii) of the Acquisition Agreement or in
                    Schedule 6.1(e)(ii) of the Other Acquisition Agreements shall exceed the Basket, in which case the entire amount of such Adverse Consequences is recoverable;

               (ii) unless the right to indemnity is asserted on or before the second anniversary of the Closing Date pursuant to Section 2.3; and

               (iii) for any matter, to the extent that the aggregate amount of
                    Adverse Consequences for which the Pittston Indemnified Persons have been indemnified pursuant to Sections 2.2(a)(i) and 2.2(a)(ii) or in Sections 2.2(a)(i) and 2.2(a)(ii) of the Other Indemnification Agreements exceeds the Cap.


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          (c)  Notwithstanding the foregoing, Buyer agrees that any claim by a
               Pittston Indemnified Person for indemnification (i) arising out of, relating to, in the nature of or caused by any breach of Buyer's representations specified in Sections 4.1, 4.2, 4.3 and
               4.4 of the Acquisition Agreement or (ii) pursuant to Sections 2.2(a)(iii) through (ix), shall not be subject to the provisions of paragraph (b) of this Section 2.2.

          (d) Notwithstanding the foregoing, nothing in Section 2.2(a)(iv) shall diminish the right of any Buyer Indemnified Person to seek indemnification from PCC after the Closing Date pursuant to the terms of this Agreement.

          (e) Buyer agrees that its indemnification obligation under this Agreement includes the obligation to indemnify Pittston Indemnified Persons for Adverse Consequences suffered through and after the date of the claim for indemnification (including any Adverse Consequences Pittston Indemnified Persons may suffer after the end of any applicable survival period, as long as a claim for indemnification is made before the end of the applicable survival period and the Adverse Consequences suffered relate to such claim).

     2.3. Indemnification Procedures.

          (a) All claims for indemnification under this Agreement shall be asserted and resolved pursuant to this Section 2.3.

          (b) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice (a "Claim Notice") to the party required to provide such indemnification (the "Indemnifying Party") promptly after such Indemnified Party has notice of any Adverse Consequence which may give rise to a claim for indemnification against the other party under this Agreement, provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the



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               Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. The Indemnified Party shall not be required to commence litigation or take any action against any third party prior to delivery of the Claim Notice.

          (c) The Indemnifying Party will have the right (at its expense) to assume the investigation and/or defense of any Adverse Consequence or any litigation resulting therefrom so long as (i) the Indemnifying Party notifies the Indemnified Party in writing (within 20 days after the Indemnified Party has given the Claim Notice) that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of the Adverse Consequence, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend, and otherwise indemnify for, the Adverse Consequence and fulfill its indemnification obligations hereunder and (iii) the Adverse Consequence involves only money damages and does not seek an injunction or other equitable relief.

          (d) So long as the Indemnifying Party is conducting the defense of the Adverse Consequence in accordance with Section 2.3(c), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Adverse Consequence, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Adverse Consequence without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Adverse Consequence without the prior written consent of the Indemnified



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               Party; provided, that the Indemnifying Party may consent to such judgment or enter into such settlement without the prior written consent of the Indemnified Party so long as an unconditional term of any such judgment or settlement includes the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such Adverse Consequence.

          (e) In the event any of the conditions in Section 2.3(c) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Adverse Consequence in any manner it may reasonably deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Adverse Consequence (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequence the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Adverse Consequence to the fullest extent provided in this Agreement.

          (f)  Any indemnification with respect to the matters set forth in
               Section 2.1(a)(iv) and addressed expressly in the Cooperation Agreement shall be conducted exclusively in accordance with the Cooperation Agreement. Notwithstanding any provision of this Agreement, PCC shall have no obligation to indemnify any Buyer Indemnified Person with respect to any claim or matter to the extent that any Buyer Indemnified Person has failed to comply with its obligations under the Cooperation Agreement with respect to such claim or matter or has taken any action that prevents, hinders or delays PCC from managing or disposing of such claim or matter in the manner elected by PCC in its sole discretion.


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     2.4. Insurance Proceeds.

     The amount of any indemnification payable in connection with any transaction contemplated by this Agreement or the Acquisition Agreement shall be net of any insurance proceeds available, under any insurance policies in effect at the time that are maintained in the Ordinary Course of Business, to a Buyer Indemnified Person or a Pittston Indemnified Person, respectively, in connection with the events or circumstances giving rise to the indemnification. For purposes of this Section 2.4, any pollution and legal liability insurance policies or an insurance policy covering loss in connection with the representations and warranties contained in the Acquisition Agreement will be deemed not to be maintained in the Ordinary Course of Business.

     2.5. Exclusivity of Rights and Procedures.

     The parties agree that, except as set forth in Section 2.3(f) of this Agreement, the Paramont Service Agreement, Article VII of the Acquisition Agreement or in any Articles titled "Certain Tax Matters" of the Other Acquisition Agreements, this Agreement shall constitute the sole and exclusive remedy of the parties hereto with respect to the subject matters addressed in this Agreement, the Acquisition Agreement and the transactions contemplated by the Acquisition Agreement. Each party to this Agreement hereby waives and releases the other parties from any and all claims and other causes of action, including claims for contribution, related to those subject matters, other than claims (i) pursuant to the terms of this Agreement, (ii) related to the Retained Liabilities (in the case of Buyer Indemnified Persons) or the Assumed Liabilities (in the case of the Pittston Indemnified Persons), (iii) for fraud, and (iv) for injunctive relief.


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                                   ARTICLE III
                                   GUARANTIES

     3.1. Pittston Guaranty.

          (a) Pittston hereby irrevocably and unconditionally guarantees to Buyer (the "Pittston Guaranty") the full and punctual performance and compliance by PCC with each and every covenant, term and condition to be performed or complied with by PCC under this Agreement and the Acquisition Agreement. The Pittston Guaranty expressed in this Section 3.1 is an absolute, present, primary and continuing guaranty of performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to enforce such performance or compliance by PCC or upon any other condition or contingency.

          (b) Pittston hereby expressly waives (i) notice of acceptance of the Pittston Guaranty and (ii) any other notice given to PCC in accordance with the provisions of the Agreement on any default under the Agreement or otherwise. Pittston hereby authorizes Buyer to forbear with respect to, amend, modify, enlarge, extend, compromise and discharge any or all of the obligations of PCC under the Agreement without notice to or consent by Pittston. Pittston acknowledges and agrees that its liability under the Pittston Guaranty is joint and several with PCC and, upon any default by PCC, Buyer shall not be obligated to first attempt enforcement against PCC. Pittston hereby waives any and all defenses to enforcement of the Pittston Guaranty, now existing or hereafter arising, which may be available to guarantors, sureties and other secondary parties at law or in equity.

          (c) Pittston represents and warrants to Buyer that (i) Pittston is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia; (ii) all necessary corporate action has been duly taken by it to authorize the execution, delivery and performance by it of the Pittston Guaranty, (iii)



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               the Pittston Guaranty is being executed on Pittston's behalf by a duly authorized representative, (iv) the Pittston Guaranty is the legally valid and binding obligation of Pittston enforceable in accordance with its terms, and (v) the execution and the delivery of the Pittston Guaranty will not (A) conflict with, or result in a violation or breach of, or a default, right to accelerate, right to exercise any remedy or loss of rights under, or result in the creation of any Lien (other than Permitted Liens) under or pursuant to, any provision of Pittston's Articles of Incorporation or Bylaws or of any material franchise, mortgage, deed of trust, lease, license, instrument, agreement, consent, approval, waiver or understanding to which Pittston is a party or by which Pittston is bound, or any Law or any order, judgment, writ, injunction or decree to which Pittston is a party or by which Pittston may be bound or affected; (B) require the approval, consent or authorization of, prior notice to, or filing or registration with any Governmental Authority or contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel or terminate any authorization or permit issued by a Governmental Authority that is held by Pittston or that otherwise relates to the Pittston's business; or
               (C) give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereunder or exercise any remedy or obtain any relief under any Law to which Pittston is subject.

          (d) Pittston agrees to pay all reasonable costs and expenses, including reasonable attorney fees and related costs, incurred by Buyer Indemnified Persons in enforcing Pittston's liability to Buyer Indemnified Persons under the Pittston Guaranty whether or not a civil action or similar proceeding (including claims and proceedings in and before the bankruptcy court or arbitrators) is filed, prosecuted or appealed. If an action or proceeding is



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               filed, prosecuted or appealed, the reasonableness of such
               attorney fees shall be determined by the trial judge and if, appealed, by the appellate court.

          (e) The Pittston Guaranty shall be binding upon Pittston and its successors and assigns, and shall inure to the benefit of and be enforceable by Buyer and its successors and assigns. For purposes of the Pittston Guaranty, Pittston shall be deemed to include the surviving entity in any merger or consolidation involving Pittston, which survivor shall be bound by the provisions of the Pittston Guaranty and this Agreement.

     3.2. Buyer's Ultimate Parent Guaranty.

          (a) Buyer's Ultimate Parent hereby irrevocably and unconditionally guarantees to PCC (the "Buyer's Ultimate Parent Guaranty") the full and punctual performance and compliance by Buyer with each and every covenant, term and condition to be performed or complied with by Buyer under this Agreement, the Acquisition Agreement and the Promissory Note. Buyer's Ultimate Parent Guaranty expressed in this Section 3.2 is an absolute, present, primary and continuing guaranty of performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to enforce such performance or compliance by Buyer or upon any other condition or contingency.

          (b) Buyer's Ultimate Parent hereby expressly waives (i) notice of acceptance of Buyer's Ultimate Parent Guaranty and (ii) any other notice given to Buyer in accordance with the provisions of the Agreement on any default under the Agreement or otherwise. Buyer's Ultimate Parent hereby authorizes PCC to forbear with respect to, amend, modify, enlarge, extend, compromise and discharge any or all of the obligations of Buyer under the Agreement without notice to or consent by Buyer's Ultimate Parent. Buyer's Ultimate Parent acknowledges and agrees that its



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               liability under Buyer's Ultimate Parent Guaranty is joint and several with Buyer and, upon any default by Buyer, PCC shall not be obligated to first attempt enforcement against Buyer. Buyer's Ultimate Parent hereby waives any and all defenses to enforcement of Buyer's Ultimate Parent Guaranty, now existing or hereafter arising, which may be available to guarantors, sureties and other secondary parties at law or in equity.

          (c) Buyer's Ultimate Parent represents and warrants to PCC that (i) Buyer's Ultimate Parent is a limited liability company validly existing and in good standing under the laws of the State of Delaware; (ii) all necessary corporate action has been duly taken by it to authorize the execution, delivery and performance by it of Buyer's Ultimate Parent Guaranty, (iii) Buyer's Ultimate Parent Guaranty is being executed on Buyer's Ultimate Parent's behalf by a duly authorized representative, (iv) Buyer's Ultimate Parent Guaranty is the legally valid and binding obligation of Buyer's Ultimate Parent enforceable in accordance with its terms, and (v) the execution and the delivery of Buyer's Ultimate Parent Guaranty will not (A) conflict with, or result in a violation or breach of, or a default, right to accelerate, right to exercise any remedy or loss of rights under, or result in the creation of any Lien (other than Permitted Liens) under or pursuant to, any provision of Buyer's Ultimate Parent's Certificate of Formation, Operating Agreement or other organizational documents or of any material franchise, mortgage, deed of trust, lease, license, instrument, agreement, consent, approval, waiver or understanding to which Buyer's Ultimate Parent is a party or by which Buyer's Ultimate Parent is bound, or any Law or any order, judgment, writ, injunction or decree to which Buyer's Ultimate Parent is a party or by which Buyer's Ultimate Parent may be bound or affected; (B) require the approval, consent or authorization of, prior notice to, or filing or registration with any Governmental Authority or contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel or terminate any authorization or permit issued by a Governmental Authority that is held by Buyer's Ultimate Parent or that otherwise relates to Buyer's Ultimate Parent's business; or (C)

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               give any Governmental Authority or other Person the right to challenge any of the transactions contemplated hereunder or exercise any remedy or obtain any relief under any Law to which Buyer's Ultimate Parent is subject.

          (d) Buyer's Ultimate Parent agrees to pay all reasonable costs and expenses, including reasonable attorney fees and related costs, incurred by the Pittston Indemnified Persons in enforcing Buyer's Ultimate Parent's liability to the Pittston Indemnified Persons under Buyer's Ultimate Parent Guaranty whether or not a civil action or similar proceeding (including claims and proceedings in and before the bankruptcy court or arbitrators) is filed, prosecuted or appealed. If an action or proceeding is filed, prosecuted or appealed, the reasonableness of such attorney fees shall be determined by the trial judge and if, appealed, by the appellate court.

          (e) Buyer's Ultimate Parent Guaranty shall be binding upon Buyer's Ultimate Parent and its successors and assigns, and shall inure to the benefit of and be enforceable by PCC and its successors and assigns. For purposes of Buyer's Ultimate Parent Guaranty, Buyer's Ultimate Parent shall be deemed to include the surviving entity in any merger or consolidation involving Buyer's Ultimate Parent, each of whom shall be bound by the provisions of the Buyer's Ultimate Parent Guaranty and this Agreement.

                                   ARTICLE IV
                                  SEVERABILITY

     If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or

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

unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                                    ARTICLE V
                                     NOTICES

     All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or within five days of being mailed by registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this Article V:

                  if to PCC or Pittston, to them at:

                  Pittston Coal Company
                  448 N.E. Main Street
                  P. O. Box 5100
                  Lebanon, Virginia 24266
                  Attention:  President

                  with a copy to:

                  Pittston Coal Company
                  c/o The Pittston Company
                  1801 Bayberry Court
                  P. O. Box 18100
                  Richmond, Virginia 23226-8100
                  Attention:  General Counsel

                  and a copy to:

                  Hunton & Williams
                  Riverfront Plaza, East Tower
                  951 East Byrd Street
                  Richmond, Virginia 23219
                  Attention:  Louanna O. Heuhsen, Esq.


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


                  if to Buyer:

                  Paramont Coal Company Virginia, LLC
                  c/o Alpha Natural Resources, LLC
                  406 West Main Street
                  Abingdon, Virginia 24212
                  Attention: Vice President


                  with a copy to:

                  First Reserve Corporation
                  411 West Putnam, Suite 109
                  Greenwich, Connecticut  06830
                  Attention:  Alex T. Krueger

                  First Reserve Corporation
                  1801 California Street, Suite 4110
                  Denver, Colorado 80202
                  Attention:  Thomas R. Denison

                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado 80202
                  Attention: James L. Palenchar, Esq.

                  if to Buyer's Ultimate Parent, to it at:

                  Alpha Natural Resources, LLC
                  406 West Main Street
                  Abingdon, Virginia 24212
                  Attention: Vice President

                  with a copy to:

                  First Reserve Corporation
                  411 West Putnam, Suite 109
                  Greenwich, Connecticut  06830
                  Attention:  Alex T. Krueger

                  First Reserve Corporation
                  1801 California Street, Suite 4110
                  Denver, Colorado 80202
                  Attention:  Thomas R. Denison

                  Bartlit Beck Herman Palenchar & Scott
                  1899 Wynkoop Street, Suite 800
                  Denver, Colorado 80202
                  Attention: James L. Palenchar, Esq.

                                   ARTICLE VI
                                   ASSIGNMENT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but this Agreement and the rights, interests or obligations hereunder shall not be assignable by Buyer's Ultimate Parent, Buyer, Pittston or PCC without the prior written consent of the other parties and any attempt to make such an assignment without such consent shall be void and of no effect.

                                   ARTICLE VII
                                   ARBITRATION

     Any dispute, controversy or claim arising out of or relating to this Agreement (a "Dispute") shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. PCC and Buyer shall jointly select one arbitrator. If the two parties shall fail to designate an arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. No Dispute shall be consolidated in any arbitration with any dispute, claim or controversy of any other party. The arbitration shall be conducted in Roanoke, Virginia, and any court having jurisdiction thereof may immediately issue judgment on the arbitration award. The parties agree that the arbitration provided for in this Article VII shall be the exclusive means to resolve all Disputes.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1. Headings.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.2. Integration.

     This Agreement and any other agreement entered into contemporaneously with this Agreement among PCC, Pittston, Buyer and Buyer's Ultimate Parent or the Affiliates of any of them constitute the entire agreement and supercede all prior agreements and understandings not reflected in the Acquisition Agreement, both written and oral, among the parties with respect to the subject matter hereof.

     8.3. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

     8.4. Governing Law.

     This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Virginia, without regard to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                     PARAMONT COAL COMPANY VIRGINIA, LLC,
                                     a Delaware limited liability company


                                     By:/s/ Michael J. Quillen
                                     -----------------------------------------
                                     Name:  Michael J. Quillen
                                     Title: Attorney-in-fact


                                     ALPHA NATURAL RESOURCES, LLC, a Delaware limited liability company


                                     By:/s/ Michael J. Quillen
                                     -----------------------------------------
                                     Name:  Michael J. Quillen
                                     Title: President


                                     PITTSTON COAL COMPANY,
                                     a Delaware corporation


                                     By:/s/ Michael D. Brown
                                     -----------------------------------------
                                     Name:  Michael D. Brown
                                     Title: Vice President - Development and
                                            Technical Resources


                                     THE PITTSTON COMPANY,
                                     a Virginia corporation

                                     By:/s/ James B. Hartough
                                     -----------------------------------------
                                     Name:  James B. Hartough
                                     Title: Vice President - Corporate Finance
                                            and Treasurer

Schedule A
----------

     Asset Purchase Agreement by and between Pittston Coal Company and Dickenson-Russell Coal Company, LLC, dated as of October 29, 2002, as amended.

     Asset Purchase Agreement by and between Pittston Coal Company and Alpha Land and Reserves, LLC, dated as of October 29, 2002, as amended.

     Asset Purchase Agreement by and between Pittston Coal Company and Alpha Coal Sales Co., LLC, dated as of October 29, 2002, as amended.

     Asset Purchase Agreement by and between Pittston Coal Company and Alpha Terminal Company, LLC, dated as of October 29, 2002, as amended.

     Asset Purchase Agreement by and between Pittston Coal Company and Maxxim Rebuild Co., LLC, dated as of October 29, 2002, as amended.



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



                                   Schedule B
                                   ----------

     Indemnification and Guaranty Agreement by and among The Pittston Company, Pittston Coal Company, Dickenson-Russell Coal Company, LLC and Alpha Natural Resources, LLC, dated as of December 13, 2002.

     Indemnification and Guaranty Agreement by and among The Pittston Company, Pittston Coal Company, Alpha Land and Reserves, LLC and Alpha Natural Resources, LLC, dated as of December 13, 2002.

     Indemnification and Guaranty Agreement by and among The Pittston Company, Pittston Coal Company, Alpha Coal Sales Co., LLC and Alpha Natural Resources, LLC, dated as of December 13, 2002.

     Indemnification and Guaranty Agreement by and among The Pittston Company, Pittston Coal Company, Alpha Terminal Company, LLC and Alpha Natural Resources, LLC, dated as of December 13, 2002.

     Indemnification and Guaranty Agreement by and among The Pittston Company, Pittston Coal Company, Maxxim Rebuild Co., LLC and Alpha Natural Resources, LLC, dated as of December 13, 2002.



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